UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2022, ABPCI Direct Lending Fund CLO VI Ltd (the “Issuer”) and ABPCI Direct Lending Fund CLO VI LLC (the “Co-Issuer,” and, together with the Issuer, the “Co-Issuers”), each a special purpose vehicle and each a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Fund”), executed that certain first supplemental indenture by and among the Co-Issuers and U.S. Bank Trust Company, National Association (the “Refinancing CLO Transaction”). The notes offered by the Co-Issuers in the Refinancing CLO Transaction (the “Notes”) are secured by a diversified portfolio of the Co-Issuers consisting primarily of middle market loans and participation interests in middle market loans and may also include some broadly syndicated loans. The CLO Transaction (as defined below) was executed through a private placement of: (i) $98,250,000 of Class A-1-R Senior Secured Floating Rate Notes, which bear interest at three-months SOFR plus 1.83% per annum; (ii) $75,000,000 of Class A-1L Senior Secured Floating Rate Loans, which bear interest at three-months SOFR plus 1.83% per annum; (iii) $30,000,000 of Class A-1F Senior Secured Fixed Rate Notes, which bear interest at 4.305% per annum; (iv) $43,550,000 of Class A-2-R Senior Secured Floating Rate Notes, which bear interest at SOFR plus 2.25% per annum; (v) $19,250,000 of Class B Secured Deferrable Floating Rate Notes, which bear interest at SOFR plus 3.10% per annum; and (vi) $20,125,000 of Class C Secured Deferrable Floating Rate Notes, which bear interest at SOFR plus 4.15% per annum. The Notes are scheduled to mature on April 27, 2034.

In a series of contemporaneous transactions on the closing date of the Refinancing CLO Transaction, (i) the Issuer, contemporaneously with the issuance of certain of the Notes (including $19,250,000 of Class B-R Notes, $20,125,000 of Class C Notes and $7,720,000 of subordinated notes (the “Subordinated Notes”)) to ABPCI Direct Lending Fund CLO VI Depositor LLC, a wholly-owned subsidiary of the Fund, redeemed all of the outstanding Notes held by the Holders pursuant to that certain original indenture, dated as of August 9, 2019 (the “CLO Transaction”), and (ii) the Issuer made any other payments due in connection with the repayment of the Notes and paid any other fees and expenses expected to be paid as of such date. The Notes are the secured obligations of the Co-Issuers, and the indenture governing the Notes includes customary covenants and events of default. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

AB Private Credit Investors LLC (the “Adviser”) serves as collateral manager to the Issuer pursuant to a collateral management agreement between the Adviser and the Issuer (the “Collateral Management Agreement”). For so long as the Adviser serves as collateral manager to the Issuer, the Adviser will elect to receive $0 as any base management fee or subordinated interest to which it may be entitled under the Collateral Management Agreement.

The descriptions of the documentation related to the Refinancing CLO Transaction are only summaries of the material provisions of such documents and are qualified in their entirety by reference to the underlying agreements, including Exhibit 10.1 attached to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	First Supplemental Indenture by and among ABPCI Direct Lending Fund CLO VI Ltd. as issuer, ABPCI Direct Lending Fund CLO VI LLC, as co-issuer and U.S. Bank National Association, as trustee, dated as of April 28, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Neal Kalechofsky
Neal Kalechofsky
Secretary